                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

               Switzerland                                98-0186363
        (State of Incorporation or                     (I.R.S. Employer
              Organization)                           Identification no.)

      Bahnhofstrasse 45, Zurich and
         Aeschenvorstadt 1, Basel
  (Address or Principal Executive Offices)               (Zip Code)

          If this form relates to                  If this form relates to
          the registration of a                    the registration of a
          class of securities                      class of securities
          pursuant to Section 12(b)                pursuant to Section 12(g)
          of the Exchange Act and                  of the Exchange Act and
          is effective pursuant to                 is effective pursuant to
          General Instruction                      General Instruction
          A.(c), please check the                  A.(d), please check the
          following box: [X]                       following box:  [ ]

Securities Act registration statement file number to
which this form relates:                                     333-46930
                                                          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         To be so Registered             Each Class is to be Registered
         -------------------             ------------------------------
       BULS due [ ], 2006                    American Stock Exchange
       (linked to the level of
       the S&P 500 Index)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on [ ], 2001 under Rule 424(b), pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.     EXHIBITS.

            1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

            2. Form of BULS due [ ], 2006 (linked to the level of the S&P 500 Index)

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                            (Registrant)


Date:  August 14, 2001                    By: /s/ Robert C. Dinerstein
                                              ------------------------
                                              Robert C. Dinerstein
                                              Managing Director




                                          By: /s/ Robert B. Mills
                                              ------------------------
                                              Robert B. Mills
                                              Managing Director